As filed with the Securities and Exchange Commission on June 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CTI BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1533912
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address, Including Zip Code, of Principal Executive Offices)

CTI BioPharma Corp. 2007 Equity Incentive Plan, as amended and restated

(Full Title of the Plan)

James A. Bianco, M.D.

President and Chief Executive Officer

CTI BioPharma Corp.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, no par value per share, issuable under the Plan (defined below)	11,000,000(1)(2) shares	$2.855(3)	$31,405,000(3)	$4,045(3)

1)	This Registration Statement covers, in addition to the number of shares of CTI BioPharma Corp., a Washington corporation (the “Company” or the “Registrant”), common stock, no par value per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the CTI BioPharma Corp. 2007 Equity Incentive Plan, as amended and restated (formerly, the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated) (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.
2)	Each share of Common Stock is accompanied by a preferred stock purchase right pursuant to the Shareholder Rights Agreement, dated as of December 28, 2009, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), and as subsequently amended.
3)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 2, 2014, as quoted on The Nasdaq Capital Market.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a)	The Company’s Registration Statements on Form S-8, filed with the Commission on June 27, 2003, February 13, 2004, August 6, 2004, October 11, 2007, July 7, 2008, March 27, 2009, November 6, 2009, October 20, 2010, November 23, 2011, September 20, 2012, and June 26, 2013 (Commission File Nos. 333-106571, 333-112791, 333-118016, 333-146624, 333-152168, 333-158260, 333-162955, 333-170044, 333-178158, 333-184004, and 333-189611, respectively);

b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013, filed with the Commission on March 4, 2014 (Commission File No. 001-12465);

c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2014, filed with the Commission on April 29, 2014 (Commission File No. 001-12465);

d)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 2, 2014 (Item 8.01 only), January 13, 2014 (Items 1.01 and 1.02 only), January 31, 2014, February 3, 2014, February 14, 2014, April 18, 2014, May 22, 2014 (excluding Item 7.01) and June 2, 2014 (excluding Item 7.01) (each, Commission File No. 001-12465);

e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 10 filed with the Commission on June 27, 1996, as amended (Commission File No. 001-12465), and any other amendment or report filed for the purpose of updating such description; and

f)	The description of the Company’s Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on December 28, 2009 (Commission File No. 001-12465), as amended by Amendment No 1. to Form 8-A filed with the Commission on May 17, 2011 (Commission File No. 001-12465), and Registration Statement on Form 8-A filed with the Commission on September 6, 2012 (Commission File No. 000-28386), as amended by Amendment No. 1 to Form 8-A filed with the Commission on December 7, 2012 (Commission File No. 000-28386) and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 4, 2014.

CTI BIOPHARMA CORP.

By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James A. Bianco, M.D. and Louis A. Bianco, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Bianco, M.D. James A. Bianco, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2014

/s/ Louis A. Bianco Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial and Accounting Officer)	June 4, 2014

/s/ Phillip M. Nudelman, Ph.D. Phillip M. Nudelman, Ph.D.	Chairman of the Board	June 4, 2014

/s/ John H. Bauer John H. Bauer	Director	June 4, 2014

/s/ Karen Ignagni Karen Ignagni	Director	June 4, 2014

/s/ Richard L. Love Richard L. Love	Director	June 4, 2014

/s/ Mary O. Mundinger, DrPH Mary O. Mundinger, DrPH	Director	June 4, 2014

Signature	Title	Date

/s/ Jack W. Singer, M.D. Jack W. Singer, M.D.	Director	June 4, 2014

/s/ Frederick W. Telling, Ph.D. Frederick W. Telling, Ph.D.	Director	June 4, 2014

/s/ Reed V. Tuckson, M.D. Reed V. Tuckson, M.D.	Director	June 4, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.	CTI BioPharma Corp. 2007 Equity Incentive Plan, as amended and restated (formerly, the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated) (filed herewith).

5.	Opinion of Karr Tuttle Campbell (opinion re: legality).

23.1	Consent of Marcum LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).